Exhibit 10.1

AMENDMENT

Dated as of July 31, 2007

Butler International, Inc.

c/o Butler Service Group, Inc.

110 Summit Avenue

Montvale, NJ 07645

Attn: Mark Koscinski

Re:

Second Amended and Restated Credit Agreement, dated as of September 28, 2001 (including all annexes, exhibits and schedules thereto, and as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among Butler Service Group, Inc. (the “Borrower”), the other Credit Parties signatory thereto, General Electric Capital Corporation, a Delaware corporation, as a Lender and Agent for Lenders (the “Agent”), and the other Lenders signatory thereto from time to time.

Ladies and Gentlemen:

Capitalized terms used in this letter (hereafter referred to as this “Amendment”) and not otherwise defined or limited herein shall have the meanings attributed to such terms in the Amendment, dated June 30, 2007, among Butler Service Group, Inc., the other Credit Parties signatory thereto and General Electric Capital Corporation, as a Lender and Agent for Lenders (the “Agreement”).

The Agent and the Lenders agree that the Forbearance Period specified under Section A.1. of the Agreement during which time the Agent and the Lenders, without waiving, curing or ceasing the continuance of the Specified Events of Default, agree to forbear from the exercise of any of their rights and remedies available under the Credit Agreement and the Loan Documents on account of the Specified Events of Default, is hereby extended to August 14, 2007 (the “Amended Forbearance Period”). Except as expressly amended herein, the Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms.

A.	EFFECTIVENESS OF AGREEMENT

This Amendment shall become effective as of the date first set forth above only upon the Agent’s receipt of six (6) fully-executed copies of this Amendment duly executed and delivered by the Agent, Lenders, Borrower and Guarantors.

As of July 31, 2007

B.	REPRESENTATIONS, WARRANTIES AND COVENANTS

In consideration of the limited agreement of the Agent and the Lenders to continue to forbear from the exercise of their rights and remedies as set forth above, each Credit Party hereby represents and warrants to the Agent and the Lenders as of the date hereof as follows:

1.            The execution, delivery and performance of this Amendment by such Credit Party: (a) is within its organizational power; (b) has been duly authorized by all necessary or proper corporate and shareholder action; (c) does not contravene any provision of such Credit Party’s charter or bylaws or equivalent organizational documents; (d) does not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) does not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party is a party or by which such Credit Party or any of its property is bound; (f) does not result in the creation or imposition of any Lien upon any of the property of such Credit Party other than those in favor of Agent pursuant to the Loan Documents; and (g) does not require the consent or approval of any Governmental Authority or any other Credit Party.

2.            All Loan Documents, including without limitation, this Amendment, the Agreement, the Credit Agreement and the Guaranties, constitute legal, valid and binding obligations of each Credit Party party thereto enforceable against each such Credit Party in accordance with the terms thereof. Each Credit Party hereby ratifies and confirms each of the Loan Documents to which such Credit Party is party to and the rights granted thereunder in favor of the Agent and the Lenders, including its liability for the Obligations as defined therein.

3.            The Credit Parties and the Lenders hereby agree that the decision by the Agent and the Lenders to continue to grant the forbearance as outlined herein is not and shall not be deemed to constitute an undertaking by the Agent and the Lenders to forbear or refrain from exercising any and all rights and remedies available to them under the Credit Agreement and the other Loan Documents and under applicable law upon the occurrence of any Forbearance Default. Additionally, notwithstanding the agreement of the Agent and the Lenders to enter into this Amendment, the Agent and the Lenders hereby advise the Credit Parties that, except to the extent of the Agent and the Lenders’ forbearance expressly referenced herein through the Amended Forbearance Period specified in this Agreement, the Agent and Lenders require strict compliance with all of the terms and conditions of the Credit Agreement and the other Loan Documents; provided, however, that the Agent or the Lenders shall not be required to issue any notices otherwise required by the Credit Agreement with respect to the Specified Events of Default during the term of this Agreement.

4.            Each Credit Party further acknowledges and agrees that: (i) the Specified Events of Default have occurred or will occur and continue, and shall not be deemed to have been waived, cured or eliminated, in whole or in part, by this Amendment, and the Agent and the Lenders expressly reserve rights with respect to the Specified Events of Default, subject only to the terms in the Credit Agreement, the other Loan Documents and this Agreement; (ii) the parties have not entered into a mutual disregard of the terms and provisions of the Credit Agreement and the

As of July 31, 2007

other Loan Documents, or engaged in any course of dealing in variance with the terms and provisions of the Credit Agreement and the Loan Documents, within the meaning of any applicable law of the State of New York, or otherwise; and (iii) as of the Commitment Termination Date, principal in the amount set forth on Schedule A attached hereto, plus accrued interest was due and owing, by the Borrower under the Credit Agreement and guaranteed by the Guarantors under the Guaranties.

5.             Each Credit Party expressly acknowledges and agrees that the Credit Agreement and other Loan Documents are valid and enforceable by the Agent and the Lenders and expressly reaffirms its obligations under the Credit Agreement and other Loan Documents (including the Guaranties). Each Credit Party agrees that it shall not dispute the validity or enforceability of the Credit Agreement and other Loan Documents (including the Guaranties) or any of its obligations thereunder, or the validity, priority, enforceability or extent of the Agent on behalf of the Lenders’ security interest in or lien against any item of Collateral under the Credit Agreement and other Loan Documents.

6.            As further consideration to induce the Agent and the Lenders to execute, deliver and perform this Amendment, each Credit Party represents and warrants that there are no claims, causes of action, suits, debts, obligations, liabilities, defenses, counterclaims, demands of any kind, character or nature whatsoever, fixed or contingent, which such Credit Party may have, or claim to have, against the Lenders or the Agent in connection with the Credit Agreement and Loan Documents, and such Credit Party hereby releases, acquits and forever discharges the Agent and each Lender and its respective agents, employees, officers, directors, servants, representatives, attorneys, affiliates, successors and assigns (collectively, the “Released Parties”) from any and all liabilities, claims, suits, debts, causes of action and the like of any kind, character or nature whatsoever, known or unknown, fixed or contingent, in connection with the Credit Agreement and Loan Documents, that the Credit Party may have, or claim to have, against each of the such Released Parties from the beginning of time until and through the dates of execution and delivery of this Agreement.

C.	MISCELLANEOUS

1.            This Amendment, taken together with the Agreement, Credit Agreement and all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto, and such Amendment may not be further amended or modified and the Amended Forbearance Period further extended unless agreed to in writing executed by all parties signatory to this Amendment or as may otherwise be provided for under the terms of the Credit Agreement and the other Loan Documents. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement.

2.            This Amendment, and any further amendments, waivers, consents or supplements hereto may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of the Amendment.

As of July 31, 2007

3.            THIS AGREEMENT AND THE TRANSACTIONS EVIDENCED HEREBY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.	Time is of the essence for performing all matters set forth in this Amendment.

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As of July 31, 2007

AGENTS AND LENDERS:	GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and a Lender By: /s/ James Kaufman Duly Authorized Signatory

As of July 31, 2007

AS BORROWER: BUTLER SERVICE GROUP, INC. By: /s/ Robert Parks Name: Robert Parks Title: Assistant Controller

As of July 31, 2007

AS GUARANTORS:

BUTLER INTERNATIONAL, INC.
BUTLER SERVICES INTERNATIONAL, INC.
BUTLER TELECOM, INC.
BLUESTORM, INC.
BUTLER SERVICES, INC.
BUTLER UTILITY SERVICE, INC.

By: /s/ Robert Parks
Name: Robert Parks
Title:   Assistant Controller

As of July 31, 2007

SCHEDULE A

As of July 31, 2007, the principal balance due and owing of the Revolving Loan was $35,448,730, the aggregate outstanding Letter of Credit Obligations was $3,645,844, the principal balance due and owing of the Term Loan A was $0 and the principal balance due and owing of the Term Loan B was $14,000,000.